EXHIBIT 1(e)

                              ARTICLES OF TRANSFER

            Scudder Fund, Inc., a Maryland corporation (hereinafter the "Transferor"), and The Lazard Funds, Inc., a Maryland corporation (hereinafter the "Transferee"), hereby certify that:

            FIRST: The Transferor agrees to transfer all or substantially all of its property and assets belonging to its portfolio known as Lazard Equity Fund ("Equity Fund") to the Transferee for its Lazard Equity Portfolio. The assets to be transferred are less than substantially all of the assets of the Transferor, which will continue to conduct its business. These Articles of Transfer are not required to be filed by law and are being filed voluntarily. Upon acceptance for record of these Articles, the transfer is to be effective on the later of January 1, 1992 or upon the satisfaction of all of the conditions and obligations contained in Section 11 of the Agreement and Plan of Reorganization among the Transferor, the Transferee and Lazard Freres & Co. dated as of December 2, 1991.

            SECOND: The Transferor and Transferee are both Maryland corporations.

            THIRD: The address and principal place of business of the Transferee is One Rockefeller Plaza, New York, New York 10020.
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            FOURTH: The principal office in Maryland of the Transferor is located in Baltimore City. The principal office in Maryland of the Transferee is located in Baltimore City. Neither the Transferor nor the Transferee owns an interest in land in any county in the State of Maryland.

            FIFTH: The consideration to be paid by the Transferee for the assets of the Transferor belonging to its Equity Fund shall be the assumption by the Transferee of all liabilities of the Transferor allocable to its Equity Fund and the transfer to the Transferor of shares of the Transferee's Lazard Equity Portfolio, with a net asset value equal to the net asset value of the assets transferred. The number of shares to be received by the Transferee will be equal in number to the number of full and fractional shares, $.001 par value, of Equity Fund issued and outstanding as of the close of business on December 31, 1991.

            SIXTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferor and the Transferee in the manner and by the vote required by their respective charters and the laws of Maryland. The manner of approval by the Transferor and the Transferee of the transaction set forth in these Articles is as follows:

            (a) The board of directors of the Transferor duly adopted a resolution on August 14, 1991, that declared that the transaction set forth in these Articles of Transfer is


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advisable and directed that the transaction be submitted for consideration by the stockholders at a Special Meeting of Stockholders. The transaction was duly approved by the stockholders of the Transferor in the manner and by the vote required by law at the Special Meeting of the Stockholders held on December 17, 1991, by the affirmative vote of a majority of the stock entitled to vote thereon.
            (b) The Board of Directors of the Transferee by resolution adopted on September 11, 1991 duly approved the transaction set forth in these Articles of Transfer.

            IN WITNESS WHEREOF, on this 20th day of December 1991 the Transferor and the Transferee have caused these Articles of Transfer to be signed in their respective corporate names and on their behalf by their respective Chairman of the Board of Directors or Vice-President who acknowledge respectively that these Articles of Transfer are the act of the Transferor and the Transferee and that to the best of their knowledge, information and belief and under penalties of perjury, all matters and facts with respect to authorization and approval of the transfer contained in


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

these Articles of Transfer are true in all material respects.


                                                      SCUDDER FUND, INC.
                                                      on behalf of
                                                      Lazard Equity Fund


                                                      By /s/ [Illegible]
                                                         ----------------------
                                                         Chairman of the Board
                                                         of Directors


Attested:


/s/ [Illegible]
---------------------
Secretary


                                                      THE LAZARD FUNDS, INC.
                                                      on behalf of
                                                      Lazard Equity Portfolio


                                                      By /s/ [Illegible]
                                                         --------------------
                                                         Vice-President

Attested:

/s/ [Illegible]
---------------------
Assistant Secretary


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